EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 12, 2009, with respect to the statement of condition including the related portfolio of Intermediate Corporate Investment Grade Trust, Series 46 (included in Van Kampen Unit Trusts, Taxable Income Series 192) as of August 12, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-160092) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".



                                                          /s/ GRANT THORNTON LLP


New York, New York
August 12, 2009